Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

II-VI INCORPORATED ADJUSTS FOURTH QUARTER AND FISCAL YEAR 2012 OUTLOOK;

INTRODUCES FISCAL YEAR 2013 GUIDANCE

PITTSBURGH, PA., June 14, 2012 / GLOBE NEWSWIRE/ — II-VI Incorporated (NASDAQ: IIVI) today adjusted fourth quarter and fiscal year 2012 outlook and introduced fiscal year 2013 full year revenue and earnings guidance.

Adjusted Fourth Quarter and Fiscal Year 2012 Outlook

For the fourth fiscal quarter ending June 30, 2012, the Company currently forecasts revenues to range from $135 million to $137 million and earnings per share to range from $0.23 to $0.25. For the fiscal year ending June 30, 2012, the Company currently expects revenues to range from $533 million to $535 million and earnings per share to range from $0.94 to $0.96.

The Company’s Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) tellurium inventory has continued to experience a decline in the market price of that minor metal during the current fiscal quarter due to the ongoing volatility in the global photovoltaic market. Based on the current market price of tellurium, and despite the ongoing operational efforts of PRM to mitigate its exposure to tellurium price volatility, the Company expects a write-down of PRM’s tellurium inventory of approximately $1.7 million to $1.9 million or approximately $0.03 per share diluted during the quarter ending June 30, 2012. Also, demand for PRM’s tellurium has been reduced, and the revenues in our outlook have been adjusted. In addition to the change attributable to PRM, the Company’s Marlow business unit has experienced softness in its bookings and revenues during the quarter, and has reduced its outlook accordingly.

Introduction of Fiscal Year 2013 Guidance

For the fiscal year ending June 30, 2013, the Company expects revenues to range from $582 million to $588 million and earnings per share to range from $1.14 to $1.21.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated said, “Today we introduce initial guidance for the fiscal year ending June 30, 2013. While economic conditions are uncertain in several of the markets and geographies that we serve, we believe that, as a result of our rigorous annual budgeting and strategic planning process, we are able to provide this guidance. Our forecast for growth starts with an expected record backlog at June 30, 2012.

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June 14, 2012

More specifically, we anticipate growth will be propelled by our Infrared Optics and Photop businesses. We also expect results to increase sequentially quarter by quarter as the year progresses. And, since the negative impact of the Thailand flooding experienced in fiscal year 2012 will be behind us, we look forward to growth from our Aegis business during its second year of II-VI ownership.”

The following information and assumptions were used to develop the Company’s fiscal year 2013 guidance:

•	Gross margin: ranging from 38% to 40% of revenue.

•	Minor metal pricing consistent with current pricing.

•	Selling, general and administration expense: ranging from 18% to 19% of revenue.

•	Internal research and development expense: approximating 4% of revenue.

•	Income tax expense: ranging from 22% to 24% of earnings before income taxes.

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Depreciation and amortization expense (a component of cost of goods sold, internal research and development expense and selling, general and administration expense): ranging from $40 million to $42 million.

•	Capital spending: ranging from $35 million to $40 million.

•	Fiscal year 2013 guidance excludes any insurance proceeds the Company expects to recover from damages arising from the October 2011 Thailand flooding.

•	Diluted shares outstanding for fiscal year 2013 were assumed to be 65.5 million and were not adjusted for any potential impact of the Company’s recently announced $25 million share repurchase program.

Scheduled FY12 Fourth Quarter Fiscal Year Ending June 30, 2012 Earnings Release

The Company’s earnings release for the quarter and fiscal year ending June 30, 2012 is currently scheduled for Thursday, August 2, 2012, before the market opens with a conference call to follow that same day at 9:00 am ET.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics,

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June 14, 2012

silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications.

Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic.

Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the telecommunication industry. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference.

In the Company’s advanced products group (formerly the compound semiconductor group), the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking

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June 14, 2012

statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	II-VI Incorporated
Craig A. Creaturo, Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com

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